                                                                    EXHIBIT 99.2

             Press Release dated September 19, 2000 re Stock Split

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      James Hoyne (analyst contact)
(650) 614-5767                         (415) 986-1591
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222

                             FOR IMMEDIATE RELEASE

                         GREATER BAY BANCORP ANNOUNCES
                            TWO-FOR-ONE STOCK SPLIT

PALO ALTO, CA, September 19, 2000 -- Greater Bay Bancorp (Nasdaq: GBBK), a $4.1 billion in assets financial services holding company, announced today that its board of directors has approved a two-for-one stock split. Shareholders will receive one additional share of Greater Bay Bancorp common stock for each share owned, effective October 4, 2000. New shares will be distributed by the Company's transfer agent, Wells Fargo Shareowner Services, on or about October 18, 2000.

"We believe this stock split will make our stock more accessible to a broader range of investors, as well as improve market liquidity," stated David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay Bancorp.

Greater Bay Bancorp previously split its common stock in 1998 on a two-for-one basis.

Greater Bay Bancorp through its nine subsidiary banks, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of Commerce, along with its operating divisions serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the Contra Costa Tri-Valley Region and the Coastal Market.

Safe Harbor

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including its Annual

Report on Form 10-K for the year ended December 31, 1999, and particularly the discussion of risk factors within such documents.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

                                 #     #     #